Exhibit 99.1

Hancock Fabrics, Inc.                                     FOR IMMEDIATE RELEASE
Corporate Headquarters
One Fashion Way                                           August 16, 2005
Baldwyn, MS 38824


Released by:  Ellen Kennedy
              (662) 365-6109


                             HANCOCK FABRICS REPORTS
                          2005's SECOND QUARTER RESULTS

Hancock Fabrics, Inc. (NYSE symbol: HKF), today announced the unaudited results of 2005's second quarter.

Sales in the 13 weeks ended July 30, 2005 decreased 7.3% to $83.2 million from $89.8 million in the same quarter of 2004. The Company reported a net loss of $5.4 million, or $.29 per diluted share, compared with a loss of $2.7 million, or $.15 per diluted share, in the second quarter a year ago. The earnings comparison was negatively affected by an increase in the government's Producer Price Index that the Company uses to measure inflation in inventories, which resulted in a higher LIFO charge to cost of sales this year. Although having no cash impact, the LIFO charge caused a negative swing in the after-tax loss comparison of $.05 per share.

In commenting on the results, Jane Aggers, Chief Executive Officer, stated,
"A decline in comparable store sales of 8.1% was the overriding factor weighing on the second quarter's results, although the effect was partially mitigated by a higher gross margin and control of expenses. Even with the much higher non-cash LIFO charge, gross margin increased over the previous year's second quarter, representing the first quarterly increase in margin since 2003. Also, selling, general and administrative expense dollars continued to be well controlled, despite having 13 more stores, incurring incremental costs in connection with the ongoing store makeovers and contending with normal expense inflationary pressures," Aggers said.

"As reported over the past few months, we have been extremely active in our efforts to develop and implement a strategy to better connect with our customers in advance of the fast approaching fall/winter selling season. The staff in our stores are spending considerable energy on the makeover process

Hancock Fabrics, Inc.                                            Page 2
Press Release                                                    August 16, 2005

designed  to  better  accommodate  customer  shopping  preferences,   while  the
merchants have been working to enhance our core merchandise categories. The recent completion of a $110 million credit facility has helped us finance these merchandise enhancements during the seasonal build of inventory, while also providing a much greater level of unused borrowing availability that ensures continuing strong relations with our valued supplier community," Aggers added.

"We enter the second half of the year focused on our customer needs, with expanded assortments in fleece and fashion apparel fabric, upholstery and drapery fabric for the home, designer and name-brand quilting cottons for the serious quilter, specialty yarns for knitters, and sewing accessories for everyone, ranging from sewing machines to instructional books to ribbon and trimmings," Aggers concluded.

Hancock Fabrics, Inc. is a specialty retailer of fabric and related home sewing and decorating accessories. The Company operates 446 retail fabric stores in 43 states and operates an internet store under the domain name, www.hancockfabrics.com.

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from projections. These risks and uncertainties include, but are not limited to, general economic trends, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company's suppliers and/or its distribution center and its stores, a disruption in the Company's data processing services, costs and delays in acquiring or developing new store sites, and other contingencies discussed in the Company's Securities and Exchange Commission filings. Hancock undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Hancock Fabrics, Inc.                                           Page 3
Press Release                                                   August 16, 2005

                                      CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                                        (000's omitted, except for per share amounts)


                                         13 Weeks                 13 Weeks                 26 Weeks               26 Weeks
                                       July 30, 2005           August 1, 2004           July 30, 2005          August 1, 2004
                                  ----------------------   ----------------------    ---------------------   ------------------

Sales                               $            83,244       $            89,767      $         181,084        $     194,856


Cost of Goods Sold                               42,678                    46,301                 93,812               98,907
                                  ----------------------   ----------------------    ---------------------   ------------------

  Gross Profit                                   40,566                    43,466                 87,272               95,949
                                  ----------------------   ----------------------    ---------------------   ------------------

Expenses:
  Selling, general & administrative              46,121                    45,706                 95,446               95,085
  Depreciation & amortization                     2,191                     1,802                  4,425                3,512
                                  ----------------------   ----------------------    ---------------------   ------------------
                                                 48,312                    47,508                 99,871               98,597
                                  ----------------------   ----------------------    ---------------------   ------------------

Operating Loss                                   (7,746)                   (4,042)               (12,599)              (2,648)

Interest Expense, net                               700                       168                  1,032                  280
                                  ----------------------   ----------------------    ---------------------   ------------------

Loss Before
  Income Taxes                                   (8,446)                   (4,210)               (13,631)              (2,928)


Income Taxes                                     (3,066)                   (1,528)                (4,948)              (1,062)
                                  ----------------------   ----------------------    ---------------------   ------------------

Net Loss                          $              (5,380)     $            (2,682)      $          (8,683)      $       (1,866)
                                  ======================   ======================    =====================   ==================

Loss Per Share

    Basic                         $               (0.29)     $             (0.15)      $           (0.47)      $        (0.10)
                                  ======================   ======================    =====================   ==================

    Diluted                       $               (0.29)     $             (0.15)      $           (0.47)      $        (0.10)
                                  ======================   ======================    =====================   ==================


Weighted Average Shares
  Outstanding:

    Basic                                        18,434                   18,208                  18,386               18,101

    Diluted                                      18,434                   18,208                  18,386               18,101

LIFO Charge (Credit)
  Included in
  Cost of Goods Sold              $               1,600     $                (50)     $            2,600      $          (200)

Hancock Fabrics, Inc.                                            Page 4
Press Release                                                    August 16, 2005

                                 CONSOLIDATED BALANCE SHEET
                                       (in thousands)

                                                                         July 30,       August 1,
                                                                           2005            2004
                                                                      -------------  ---------------
ASSETS:
Current assets:
    Cash and cash equivalents                                         $       3,467  $        3,775
    Inventories                                                             170,818         159,902
    Income taxes refundable                                                   4,273             563
    Other current assets                                                      3,505           4,179
                                                                      -------------  ---------------

       Total current assets                                                 182,063         168,419

Property and equipment, at depreciated cost                                  69,436          68,317
Pension payment in excess of required contribution                           12,966          14,876
Other noncurrent assets                                                      12,508          13,480
                                                                      -------------  ---------------

                                                                      $     276,973  $      265,092
                                                                      =============  ===============


LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
    Accounts payable and accrued liabilities                          $      60,443  $       60,762
    Income taxes                                                              4,019           3,892
                                                                      -------------  ---------------

       Total current liabilities                                             64,462          64,654

Long-term debt obligations                                                   60,169          41,000
Lease financing obligation                                                    1,741               0
Postretirement benefits other than pensions                                  22,878          22,689
Other noncurrent liabilities                                                  9,614           9,330
Shareholders' equity                                                        118,109         127,419
                                                                      -------------  ---------------

                                                                      $     276,973  $      265,092
                                                                      =============  ===============

Released at 4:00 P. M.
Baldwyn, MS